UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 14, 2011 (October 11, 2011)

CRACKER BARREL OLD COUNTRY

STORE, INC.

(Exact Name of Registrant as Specified in its Charter)

Tennessee	001-25225	62-1749513
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Hartmann Drive, Lebanon, Tennessee 37087

(Address of Principal Executive Offices) (Zip code)

(615) 444-5533

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 11, 2011, Cracker Barrel Old Country Store, Inc., a Tennessee corporation (the “Company”), as part of a planned internal restructuring of the Company and its subsidiaries, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CBOCS, Inc., a Tennessee corporation and a wholly-owned subsidiary of the Company (“CBOCS”). Under the terms of the Merger Agreement, the Company will be merged with and into CBOCS (the “Merger”) such that, immediately thereafter, the Company’s separate corporate existence will cease and CBOCS will continue as the surviving corporation (the “Surviving Corporation”).

At the effective time of the Merger, the outstanding shares of the Company’s common stock, par value $0.01 per share, and preferred stock, par value $0.01 per share, if any is then outstanding, will automatically be converted into an equivalent number of shares of the Surviving Corporation’s common stock and preferred stock, respectively. As a result, the shares of capital stock of the Surviving Corporation will be owned directly by the Company’s shareholders in the same proportion as their ownership of the Company’s capital stock immediately prior to the Merger. Upon consummation of the Merger, the Surviving Corporation will change its name to “Cracker Barrel Old Country Store, Inc.”

Following the Merger, the Surviving Corporation will be a publicly traded company with reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). It is expected that the Surviving Corporation’s common stock will be listed on The NASDAQ Global Select Market (“Nasdaq”) under the same ticker symbol currently used by the Company, “CBRL.”

It is intended that the Merger will be treated for U.S. federal income tax purposes as reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, with the result that shareholders of the Company will not recognize gain or loss as a result of the Merger.

The Merger is subject to various closing conditions including (i) approval by the holders of a majority of the outstanding shares of the Company’s common stock at the 2011 annual meeting of the Company’s shareholders to be held on December 20, 2011 (the “2011 Annual Meeting”) and (ii) approval for listing on Nasdaq of the Surviving Corporation’s common stock. In connection with the consummation of the Merger, the Company and the Surviving Corporation will comply with any obligations to make filings with the Securities and Exchange Commission and Nasdaq under the Exchange Act and applicable rules.

The foregoing summary of the Merger and the terms and conditions of the Merger Agreement is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

2.1 Agreement and Plan of Merger, dated October 11, 2011 by and between Cracker Barrel Old Country Store, Inc. and CBOCS, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2011	CRACKER BARREL OLD COUNTRY STORE, INC.

	By:	/s/ Lawrence E. Hyatt
	Name:	Lawrence E. Hyatt
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated October 11, 2011 by and between Cracker Barrel Old Country Store, Inc. and CBOCS, Inc.